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                                                               EXHIBIT 24(b)

                                   CONSENT OF
                                 THE DIRECTORS
                                       OF
                            RIVIERA DIE & TOOL, INC.


     WHEREAS, the Board of Directors deems it advisable at this time for Riviera Tool Company to issue and sell up to 1,300,000 shares of its Common Stock to the public in a firm commitment offering to be undertaken by National Securities Corporation, as representative (the "Representative") of the several underwriters (the "Underwriters") to be selected by the Representative, if any.

      NOW, THEREFORE, BE IT:

      RESOLVED, that the form of the Registration Statement on Form S-1 relating to the sale by the Company of up to 1,300,000 shares of the Company's Common Stock, without par value (including an over-allotment option to the Underwriters of up to 15% of the Common Stock offered (the "Common Stock"), and the prospectus included therein providing for the public offering (the "Offering") by the Company of the Common Stock (the "Prospectus"), together with all schedules and exhibits thereto, is hereby approved, and the appropriate officers and directors of the Company are hereby severally authorized to execute a Registration Statement substantially in the form presented to the undersigned Directors, with such changes, insertions and deletions as the officers executing the same shall determine, and cause the same to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"); and the appropriate officers and directors are hereby authorized and empowered to execute in person or by attorney and to file any such amendments to such Registration Statement and schedule and exhibits thereto, and such amendments or supplements to the Prospectus or any preliminary prospectus or prospectus prepared in connection with the Offering, as may be required or determined by them to be advisable; and

      FURTHER RESOLVED, that each officer and director who may be required to sign and execute such Registration Statement or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing Kenneth K. Rieth, Peter C. Canepa, Stuart F. Cheney and Leslee M. Lewis, and any of them, as his true and lawful attorneys-in-fact and agents with full power of substitution to sign in his name, place and stead and to have full power and authority to do and perform, in the name and on behalf of each of such officer and director who shall have executed such a power of attorney, every act whatsoever



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      necessary or advisable to be done in the premises as fully and to all intents and purposes as such officer or director might or could do in person; and

      FURTHER RESOLVED, that Kenneth K. Rieth is hereby designated as the Agent for Service of the Company in connection with the Offering, with the powers conferred upon him in such capacity by the Act and any applicable rules and regulations; and

      FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute and cause to be filed with the National Association of Securities Dealers any and all documents required to be filed in connection with the sale of Company's common stock; and

      FURTHER RESOLVED, that the proposed form of the Underwriting Agreement (the "Underwriting Agreement") presented to the undersigned Directors between the company and the Representatives relating to the sale by the Company of up to 1,300,000 shares of Common Stock of the Company (including an over-allotment option to the Underwriters of up to 15% of the Common Stock offered), the issuance of warrants to purchase an additional 10% of the Common Stock offered and including terms providing for the indemnification of the Underwriters by the Company against certain liabilities, including liabilities under the Act, is hereby approved, and the President and Treasurer, and each of them, are hereby authorized to execute and deliver for and on behalf of the Company the Underwriting Agreement substantially in the form presented to this meeting, with such omissions, insertions and changes as the officer or officers so acting may deem desirable, the execution thereof to constitute conclusive evidence of authority hereunder; and

      FURTHER RESOLVED, that the Company issue up to 1,300,000 shares of the Company's Common Stock for sale upon purchase thereof in accordance with the terms of the Underwriting Agreement with the Representatives and that when so issued and purchased, all of such shares shall be duly and validly issued, fully paid and nonassessable shares of the Company's Common Stock; and

      FURTHER REOLVED, that the proper officers of the Company be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all action which they deem necessary or advisable in order to effect the registration or qualification (or exemption thereform) of the Company's Common Stock for issue, offer sale or trade under the blue sky or securities laws of any of the states and territories of the United States of America, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointment of attorneys to receive service of process and other papers and



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      instruments which may be required under such laws, and to take any and all further action (including the payment of fees and expenses) which they may deem necessary or advisable in order to maintain any such registration or qualification or license for so long as they deem necessary or as required by law or by the Underwriters of such securities, and the action heretofore taken by the officers of the company, and each of them, in connection therewith are ratified and confirmed; and

      FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed in the name and on behalf of the company to execute and file irrevocable written consents on the part of the Company to be used in any state or territory of the United States of America, wherein such consents to service of process may be requisite under the securities or blue sky laws thereof in connection with the aforesaid registration or qualification of the Common Stock and to appoint the appropriate state official or other person as agent of the Company for the purpose of receiving and accepting process; and

      FURTHER RESOLVED, that if a prescribed form of resolution or resolutions is required under the laws or regulations of any jurisdiction in connection with any application, covenant, appointment or other document or instrument filed therein with respect to the public offering of the Common Stock of the Company or the qualification thereof under the securities or blue sky laws of any state or territory of the United States of America, each such resolution shall be deemed to be and hereby is adopted by the Board of Directors, and the Secretary of the Company is hereby authorized and empowered to certify the adoption of any such resolution as if the same were now presented to and adopted at this meeting, and all such resolutions shall be deemed to be included in the minutes of this meeting; and

      FURTHER RESOLVED, that a principal or proper officer of the Representatives be and hereby is authorized, on behalf of the Company, to execute any necessary application for the registration or qualification of the Common Stock of the Company under the securities or blue sky laws of any of the states or territories of the United States of America; and

      FURTHER RESOLVED, that the President and the Secretary of the Company are severally authorized, in the name and on behalf of the Company, to execute certificates representing up to the number of shares of Common Stock of the company presently outstanding or authorized for issuance under the foregoing resolutions or otherwise issuable upon exercise from time to time of any outstanding options, agreements or warrants, by causing the same to be executed in the name and on behalf of the Company by the facsimile signatures of the President and the Secretary of the Company; and that said



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      officers, and each of them, are severally authorized, from time to time so long as any shares of Common Stock are outstanding, so to execute all such other certificates for Common Stock as they determined to be necessary or advisable; and that the Company for such purposes hereby adopts as binding upon it the facsimile signatures of the present and any future President or Secretary of the Company notwithstanding the fact that at the time the certificates for Common Stock shall be authenticated or delivered, or the certificates for Common Stock disposed of, such person shall have ceased to be President or Secretary of the Company; and

      FURTHER RESOLVED, Kenneth K. Rieth be and is hereby authorized and empowered to determine the number of shares of the Common Stock to be included in the proposed Offering (within the limits set forth above), and the price at which such Common Stock will be sold, and to execute and deliver the Price Agreement referenced in the Underwriting Agreement for such purposes; and

      FURTHER RESOLVED, that Kenneth K. Rieth be, and hereby is, authorized to act on behalf of the Board of Directors in all matters relating to the above resolutions, including authority to clarify, change or expand the actions taken above or the authority granted to the officers of the Company thereby, to the extent that the officers of the Company deem necessary, advisable and proper; and

      FURTHER RESOLVED, that the President and Treasurer, and each of them, are severally authorized and empowered to execute and deliver all such documents and instruments, and to take or cause to be taken all such action, for and on behalf of the Company and in its name, as they or any of them shall deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions, and all actions heretofore taken by the officers of the Company, and each of them, in connection therewith are hereby ratified and confirmed.

     IN WITNESS WHEREOF the undersigned have executed this Consent as of this ____ day of ____________, 1996.


                                                 _____________________________
                                                 John R. Kinstler


                                                 _____________________________
                                                 Thomas R. Collins


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                                                 _____________________________
                                                 John C. Kennedy



                                                 _____________________________
                                                 Leonard C. Wood



                                                 _____________________________
                                                 Kenneth K. Rieth



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